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                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           GTE SOUTHWEST INCORPORATED

                GTE Southwest Incorporated, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                1. The name of the corporation is GTE Southwest Incorporated. It was originally incorporated under the name State Telephone Company of Texas and was previously known as Southwestern Associated Telephone Company and General Telephone Company of the Southwest. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 28, 1926.

                2. This Restated Certificate of Incorporation amends and restates the text of the Restated Certificate of Incorporation of the corporation to read as herein set forth in full in Exhibit A attached hereto.

                3. Upon the filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, all of the issued and outstanding shares of Common Stock, without par value, of the corporation, shall be exchanged for one share of Common Stock, without par value, of the corporation.

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                4. This Restated Certificate of Incorporation was duly proposed by the Board of Directors and adopted by the sole Stockholder in accordance with
Section 245 of the General Corporation Law of the State of Delaware to read as set forth in full in Exhibit A attached hereto.

                5. This Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of Delaware.

                IN WITNESS WHEREOF, said GTE Southwest Incorporated has caused this Certificate to be signed by Linda K. Watson, its Assistant Secretary, this 9th day of August, 2002.


                                     GTE SOUTHWEST INCORPORATED



                                     By
                                       ------------------------------
                                              Linda K. Watson
                                              Assistant Secretary

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                                                                       Exhibit A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           GTE SOUTHWEST INCORPORATED


                 1. The name of the corporation is GTE Southwest Incorporated.

                 2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                 3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time, or any successor law.

                 4. The total number of shares of all classes of stock which the corporation shall have authority to issue is one share of Common Stock without par value.

                 5. The Board of Directors is expressly authorized from time to time to adopt, amend or repeal the Bylaws of the corporation.

                 6. To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or

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alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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